United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

RCI HOSPITALITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0458229
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of principal executive offices, including zip code)

(281) 397-6730

(Registrant’s telephone number, including area code)

ITEM 7.01	REGULATION FD DISCLOSURE

On December 7, 2016, Eric Langan, our President and Chief Executive Officer, will present at the LD Micro Investor Conference at the Luxe Sunset Boulevard Hotel, located at 11461 Sunset Boulevard, Los Angeles, California 90049. A copy of the presentation slides is included with this current report as Exhibit 99.1.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in our filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that we have made and may make from time to time by press release or otherwise. We undertake no duty or obligation to update or revise the information contained in this report, although we may do so from time to time as management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward Looking Statements” in Exhibit 99.1 included herewith.

The information in this Item 7.01 “Regulation FD Disclosure” of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

No.	Exhibit

99.1	Presentation Slides - LD Micro Investor Conference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: December 7, 2016	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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